IVY FUND

                        ADDENDUM TO AMENDED AND RESTATED
                             DISTRIBUTION AGREEMENT

                             Ivy International Fund


         WHEREAS, Ivy Fund is registered as an open-end investment company under the Investment Company Act of 1940 (the "Act") and consists of one or more separate investment portfolios (the "Portfolios") as may be designated from time to time; and

     WHEREAS, Mackenzie Funds Distribution Inc. ("Distributor") serves as Ivy Fund's distributor pursuant to an Amended and Restated Distribution Agreement ("Agreement") dated October 23, 1993; and

         WHEREAS, Ivy Fund and Distributor desire that the Agreement pertain to the Class I shares of Ivy International Fund.

         NOW THEREFORE, Ivy Fund and Distributor hereby agrees that:

         The Agreement shall relate in all respects to the Class I shares of Ivy
         International   Fund  in  addition   to  the   classes  of   Portfolios
         specifically identified in Paragraph 1 of the Agreement.

         IN WITNESS WHEREOF, Ivy Fund and Distributor have adopted this Addendum as of this 23rd day of October, 1993.

                                    IVY FUND



                                    By:  /s/ MICHAEL C. LANDRY
                                             TITLE:  President




                                    MACKENZIE FUNDS DISTRIBUTION INC.



                                    By:  /s/ MICHAEL C. LANDRY
                                             TITLE:  President